Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Fuels Reports Third Quarter

Revenue Rose 58% to $72.1 Million

SEAL BEACH, Calif., Nov. 8, 2011 — Clean Energy Fuels Corp. (the “Company”) (NASDAQ: CLNE) today announced operating results for the third quarter and nine months ended September 30, 2011.

Revenue for the third quarter ended September 30, 2011 rose 58% to $72.1 million, from $45.7 million in third quarter of 2010. For the nine months ended September 30, 2011, revenue totaled $206.5 million, which is an increase of 60% from $128.7 million a year ago.

Gasoline gallon equivalents (gallons) delivered for the third quarter of 2011, (which includes CNG, LNG, biomethane and the gallons associated with providing operations and maintenance services), totaled 40.9 million, up from 31.3 million gallons delivered in the same period a year ago. For the first nine months of 2011, gallons delivered increased to 115.6 million, from 91.0 million gallons in the first nine months of 2010.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “As of today, we have more station and vehicle projects underway than ever in the Company’s history. We are on track to set a record for station completions this year, with growth across each of our markets, which encompass refuse, airport, transit and regional and national trucking.  We are also embarking on building the backbone of America’s Natural Gas Highway.  With this year’s expansion efforts, both internally with new subsidiary capabilities, as well as with key partnerships in engineering and construction, we believe we are in a strong position to make substantial strides in our business plan in the next 18 months.”

Adjusted EBITDA for the third quarter of 2011 was $1.8 million, compared with $(0.6) million in the third quarter of 2010. Adjusted EBITDA for the first nine months of 2011 was $6.6 million, compared with $1.8 million for the first nine months of 2010. Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

On a non-GAAP basis, loss per share for the third quarter of 2011 was $0.11. This compares with non-GAAP loss per share for the same period a year ago of $0.10 per share. Non-GAAP loss per share was $0.26 for the first nine months of 2011, and was $0.23 per share for the first nine months of 2010. Non-GAAP loss per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

When comparing periods, the volumetric excise tax credit (VETC) revenue for the third quarter and the first nine months of 2011 was $4.5 million and $13.4 million, respectively, and was $0 for the corresponding periods in 2010. The VETC expired in December 2009, and was subsequently reinstated in the fourth quarter of 2010, when it was made retroactive to January 1, 2010. Accordingly, the Company recorded $4.3 million and $11.9 million of VETC revenue in the fourth quarter of 2010 that applied to gallons delivered in the third quarter and the first nine months of 2010, respectively.

The net loss for the third quarter of 2011 was $11.4 million, or $0.16 per share, and included a non-cash gain of $1.5 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, and a $3.2 million non-cash stock-based compensation charge. This compares with a net loss of $1.8 million, or $0.03 per share, in the third quarter of 2010, which included a non-cash gain of $7.9 million related to the Series I warrant adjustment and $3.3 million of non-cash stock-based compensation charges.

The net loss for the nine-month period ended September 30, 2011, which included a non-cash gain of $3.1 million related to the requirement that Clean Energy value its Series I warrants and mark them to market each quarter and non-cash stock-based compensation charges of $10.1 million, was $26.7 million, or $0.38 per share. This compares with a net loss for the first nine months of 2010 of $16.3 million, or $0.27 per share, which included a non-cash gain of $5.9 million for the Series I warrant valuation, non-cash stock-based compensation charges of $9.2 million, and an AMT refund of $1.3 million recorded in the first quarter of 2010.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s notes issued as part of its acquisition of IMW, plus the Company’s alternative minimum tax (AMT) carry-back refund it recorded in the first quarter of 2010, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information as the amounts are based on market conditions outside management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the AMT refund amount as it is not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s, except per-share amounts)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$(1,830)	$(11,354)	$(16,302)	$(26,726)
Stock Based Compensation, Net of Tax Benefits	3,260	3,161	9,222	10,093
Mark-to-Market (Gain) Loss on Series I Warrants	(7,866)	(1,524)	(5,876)	(3,059)
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	1,699	—	1,238
AMT Carry-Back Refund	—	—	(1,300)	—
Adjusted Net Income (Loss)	(6,436)	(8,018)	(14,256)	(18,454)
Diluted Weighted Average Common Shares Outstanding	63,993	70,364	60,970	70,255
Non-GAAP Earnings (Loss) Per Share	$(0.10)	$(0.11)	$(0.23)	$(0.26)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and plus or minus the foreign currency losses or gains on the Company’s notes issued as part of its acquisition of IMW. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$(1,830)	$(11,354)	$(16,302)	$(26,726)
Income Tax (Benefit) Expense	290	(960)	(836)	(2,872)
Interest (Income) Expense, Net	70	3,194	(17)	5,520
Depreciation and Amortization	5,507	7,554	15,568	22,396
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	1,699	—	1,238
Stock Based Compensation, Net of Tax Benefits	3,260	3,161	9,222	10,093
Mark-to-Market (Gain) Loss on Series I Warrants	(7,866)	(1,524)	(5,876)	(3,059)
Adjusted EBITDA	$(569)	$1,770	$1,759	$6,590

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). The live call can be accessed from the U.S. by dialing 1-877-407-4018 from the U.S. International callers can dial 1-201-689-8471. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, December 8, by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations and entering Replay Pin Number 375843. There will also be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy is the largest provider of natural gas fuel for transportation in North America and is a global leader in the expanding natural gas vehicle market.  It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels more than 25,200 vehicles at 257 strategic locations across the U.S. and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. Clean Energy del Peru, a joint venture, fuels vehicles and provides CNG to commercial customers in Peru. Clean Energy owns (70%) and operates a landfill gas facility in Dallas that produces renewable natural gas, or biomethane, for delivery in the nation’s gas pipeline network, with plans to build a second facility in Michigan. The Company owns and operates LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons/day and which are designed to expand to 340,000 LNG gallons/day as demand increases. Wholly owned subsidiaries include: NorthStar, the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations; BAF Technologies, Inc., a leading provider of natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses, and Canadian-based IMW Industries, Ltd., a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications that has more than 1,200 installations in 24 countries. For more information on Clean Energy and its subsidiaries, visit www.cleanenergyfuels.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the number of stations and networks of stations to be built for natural gas fuel use, the number of vehicle projects in process, progression of the Company’s business plan in the next 18 months, the number of station completions, construction of America’s natural gas highway, and future growth and sales opportunities in all of the Company’s markets, which include refuse, airport, transit and regional and national trucking. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the U.S. government’s failure to renew the Volumetric Excise Tax Credit for CNG and LNG, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to successfully integrate IMW, the Company’s success in obtaining government grants or subsidies for alternative fuel operators, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q filed on November 8, 2011 with the SEC and its Form 10-K filed on March 10, 2011 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Ina McGuinness

ina@mcguinnessir.com

805-427-1372

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2010 and September 30, 2011 (Unaudited)

(In thousands, except share data)

	December 31, 2010	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$55,194	$159,003
Restricted cash	2,500	5,684
Accounts receivable, net of allowance for doubtful accounts of $702 and $673 as of December 31, 2010 and September 30, 2011, respectively	45,645	39,710
Other receivables	27,280	18,989
Inventory, net	20,483	32,374
Prepaid expenses and other current assets	10,959	12,345
Total current assets	162,061	268,105
Land, property and equipment, net	211,643	246,534
Restricted cash	—	67,756
Notes receivable and other long-term assets	15,059	16,072
Investments in other entities	10,748	16,296
Goodwill	71,814	72,069
Intangible assets, net	112,174	104,771
Total assets	$583,499	$791,603
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,712	$22,452
Accounts payable	28,635	22,945
Accrued liabilities	28,137	29,226
Deferred revenue	17,507	18,559
Total current liabilities	96,991	93,182
Long-term debt and capital lease obligations, less current portion	41,704	265,718
Other long-term liabilities	28,588	20,127
Total liabilities	167,283	379,027
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 69,610,098 shares and 70,382,655 shares at December 31, 2010 and September 30, 2011, respectively	7	7
Additional paid-in capital	569,202	587,992
Accumulated deficit	(151,926)	(178,651)
Accumulated other comprehensive loss	(3,996)	(202)
Total Clean Energy Fuels Corp. stockholders’ equity	413,287	409,146
Noncontrolling interest in subsidiary	2,929	3,430
Total stockholders’ equity	416,216	412,576
Total liabilities and stockholders’ equity	$583,499	$791,603

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended

September 30, 2010 and 2011 (Unaudited)

(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011

Revenue:
Product revenues	$40,975	$64,237	$114,682	$184,292
Service revenues	4,679	7,845	13,996	22,244
Total revenues	45,654	72,082	128,678	206,536
Operating expenses:
Cost of sales:
Product cost of sales	31,190	48,853	85,378	139,591
Service cost of sales	2,319	3,901	6,305	10,591
Derivative (gains):
Series I warrant valuation	(7,866)	(1,524)	(5,876)	(3,059)
Selling, general and administrative	15,855	20,140	44,382	59,823
Depreciation and amortization	5,507	7,554	15,568	22,396
Total operating expenses	47,005	78,924	145,757	229,342
Operating loss	(1,351)	(6,842)	(17,079)	(22,806)
Interest income (expense), net	(70)	(3,194)	17	(5,520)
Other expense	(309)	(2,450)	(305)	(1,662)
Income from equity method investments	96	99	202	474
Loss before income taxes	(1,634)	(12,387)	(17,165)	(29,514)
Income tax (expense) benefit	(290)	960	836	2,872
Net loss	(1,924)	(11,427)	(16,329)	(26,642)
Loss (income) of noncontrolling interest	94	73	27	(84)
Net loss attributable to Clean Energy Fuels Corp.	$(1,830)	$(11,354)	$(16,302)	$(26,726)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.03)	$(0.16)	$(0.27)	$(0.38)
Diluted	$(0.03)	$(0.16)	$(0.27)	$(0.38)

Weighted average common shares outstanding
Basic	63,992,763	70,364,202	60,970,130	70,255,311
Diluted	63,992,763	70,364,202	60,970,130	70,255,311

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Construction Revenues	1.6	8.5	4.1	20.1
Construction Cost of Sales	(1.6)	(7.6)	(3.8)	(17.3)
Fuel Tax Credits	—	4.5	—	13.4
Stock Option Expense, Net of Tax Benefits	(3.3)	(3.2)	(9.2)	(10.1)